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                                                                    EXHIBIT 23.1





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Current Report on Form 8-K and the Registration Statements (Form S- 3, No. 33-88008, No. 33-62851 and No. 333-01485), as amended, of National Energy Group, Inc. of our report dated March 30, 1996, except Notes 4 and 13 for which the date is May 10, 1996 with respect to the consolidated financial statements of Alexander Energy Corporation included in the Joint Proxy Statement and Prospectus filed with the Securities and Exchange Commission, as part of, or in conjunction with, the Registration Statement on Form S-4 (No. 333-9045), as amended.




                                        ERNST & YOUNG LLP

Oklahoma City, Oklahoma
September 9, 1996